Exhibit 4.35

20 JUNE 2006

CHINA UNICOM LIMITED

SK TELECOM CO., LTD.

SUBSCRIPTION AGREEMENT

relating to U.S.$1,000,000,000 Zero Coupon
Convertible Bonds due 2009
convertible into ordinary shares of
CHINA UNICOM LIMITED

TABLE OF CONTENTS

Clause		Page
1	ISSUE AND SUBSCRIPTION OF THE BONDS	1

2	REPRESENTATIONS AND WARRANTIES	1

3	COVENANTS	6

4	EXPENSES	8

5	CLOSING	8

6	CONDITIONS PRECEDENT	8

7	INDEMNIFICATION	9

8	TERMINATION	9

9	SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS	10

10	NOTICES	10

11	GOVERNING LAW AND SUBMISSION TO JURISDICTION	11

12	COUNTERPARTS	12

13	ASSIGNMENT	12

14	ENTIRE AGREEMENT	12

15	TIME OF THE ESSENCE	12
	SCHEDULE 1 FORM OF BOND CERTIFICATE	15

1	FORM, DENOMINATION AND STATUS	17

2	NEGATIVE PLEDGE	17

3	TITLE; TRANSFER OF BONDS; ISSUE OF CERTIFICATES	19

4	ZERO COUPON	21

5	PAYMENTS	21

6	CONVERSION	21

7	COVENANTS IN RELATION TO THE CONVERSION RIGHT	33

8	REPRESENTATIONS AND WARRANTIES OF THE BONDHOLDERS IN RELATION TO THE CONVERSION SHARES	36

9	REDEMPTION AND PURCHASE	36

10	PRESCRIPTION	39

11	EVENTS OF DEFAULT	39

12	REPLACEMENT OF CERTIFICATES	41

13	NOTICES	41

14	MODIFICATION AND WAIVER	41

15	CURRENCY INDEMNITY	41

16	GOVERNING LAW	42

17	SUBMISSION TO JURISDICTION	42
	SCHEDULE 2 PART A CONVERSION MECHANICS	43
	PART B FORM OF LONG FORM CONVERSION NOTICE	44
	PART C FORM OF SHORT FORM CONVERSION NOTICE	48

This SUBSCRIPTION AGREEMENT is made on 20 June 2006

BETWEEN

(1)           CHINA UNICOM LIMITED (the “Company”); and

(2)           SK TELECOM CO., LTD. (“SKT”).

The Company proposes to issue to SKT an aggregate principal amount of U.S.$1,000,000,000 zero coupon convertible bonds due 2009 (the “Bonds”) convertible into ordinary shares (“Shares”) of HK$0.10 each in the capital of the Company to be listed on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) subject to the conditions herein. The Company’s ordinary shares in issue (the “Issued Shares”) are listed on the Stock Exchange.

Now it is hereby agreed as follows:

1              Issue and Subscription of the Bonds

Subject as provided herein, the Company agrees to issue the Bonds and SKT hereby agrees to subscribe and pay for the principal amount of the Bonds, on the terms set out in Schedule 1, at an issue price of 100 per cent. of the principal amount of the Bonds (the “Issue Price”) on 5 July 2006 or on such other date as the Company and SKT may agree (the “Closing Date”), which may not be later than 12 July 2006.

2              Representations and Warranties

2.1          Representations and Warranties of the Company

As conditions of the agreement by SKT to subscribe and pay for the Bonds and in consideration thereof, the Company represents and warrants and undertakes to SKT on the date hereof, and shall be deemed to represent and warrant and undertake to SKT on the Closing Date:

2.1.1                        Incorporation: each of the Company and its Principal Subsidiaries (as defined in the Conditions) is duly incorporated and validly existing under the relevant laws of the place of incorporation, with full power and authority to own its properties and to conduct its business as currently conducted and is not in liquidation or receivership;

2.1.2                        Agreements: this Agreement and the Bonds have been duly authorised, executed and delivered by it and this Agreement constitutes, and the Bonds shall on issue constitute, its valid and legally binding obligations enforceable in accordance with their respective terms, and the performance by it of the obligations to be assumed by it under this Agreement and the Bonds have been duly authorised by all necessary corporate or other action (except in relation to the listing of the Shares falling to be allotted and issued upon the exercise of the Conversion Rights (the “Conversion Shares”) on the Stock Exchange which will be obtained on or prior to the Closing Date);

2.1.3                        Authorisation: it has the necessary power and authority to enter into this Agreement and issue the Bonds;

2.1.4                     Authorised Share Capital: the Company has sufficient authorised but unissued share capital to satisfy the issue of such number of Conversion Shares as would be required to be issued on conversion of all the Bonds at the initial conversion price;

2.1.5                     Conversion Shares: the Conversion Shares, when issued and delivered in the manner contemplated by the Bonds:

(i)                                   will be duly and validly issued, fully-paid and non-assessable;

(ii)                                will rank pari passu and carry the same rights and privileges in all respects as any other class of ordinary share capital of the Company and shall be entitled to all dividends and other distributions declared, paid or made thereon save as provided for in the Conditions; and

(iii)                             will be freely transferable, free and clear of all liens, charges, encumbrances, security interests or claims of third parties and will not be subject to calls for further funds;

2.1.6        Pre-emptive Rights and Options:

(i)                                   the issue of the Conversion Shares will not be subject to any pre-emptive or similar rights;

(ii)                                except the options outstanding under the Company’s publicly disclosed share option schemes, there are no outstanding securities issued by the Company or its Principal Subsidiaries convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for Shares from the Company or its Principal Subsidiaries;

(iii)                             other than:

(aa)                                 the issue of the Bonds (and the Conversion Shares upon conversion of the Bonds);

(bb)                               any share repurchase mandate approved by the shareholders of the Company; and

(cc)                                 any publicly disclosed share option schemes,

there are no arrangements approved by the Board of Directors of the Company or a general meeting of shareholders of the Company providing for the issue or purchase of Shares or the subscription for Shares; and

(iv)                            other than the issue of the Bonds, no unissued share capital of the Company is under option or agreed conditionally or unconditionally to be put under option except pursuant to the Company’s publicly disclosed share option schemes;

2.1.7                     Subsidiary Holding: all the outstanding shares of capital stock or other equity or cooperative interests of each Principal Subsidiary of the Company have been duly and validly authorised and issued, are fully paid or contributed and are owned directly or indirectly by the Company, free and clear of all liens, charges, encumbrances, security interests, restrictions on voting or transfer or claims of any third party;

2.1.8                     Listing Rules: the Company is in compliance with and will comply with all applicable laws and the applicable requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) with respect to the Shares and in particular the Company has complied at all times with the disclosure requirements under the Listing Rules and the Company will comply with all applicable laws and the applicable requirements of the Stock Exchange in connection with the issue of the Bonds and the Conversion Shares;

2.1.9                     Financial Statements: the consolidated financial statements of the Company and its Subsidiaries taken as a whole (the “Consolidated Group”) for the three years ended 31 December 2005 and for the financial quarters ended 31 March 2005 and 31 March 2006, in each case, publicly available on the date hereof were prepared in accordance with the Hong Kong Financial Reporting Standards and the Hong Kong Accounting Standards and present a true and fair view of the financial position of the Company and of the Consolidated Group as at the dates, and the results of operations and changes in financial position of the Company and of the Consolidated Group for the periods in respect of which they have been prepared;

2.1.10                 Contingent Liabilities: there are no material outstanding guarantees or contingent payment obligations of the Company and its Principal Subsidiaries in respect of indebtedness of third parties as disclosed in the financial statements referred to in Clause 2.1.9; each of the Company and its Principal Subsidiaries is in compliance with all of its obligations under any outstanding guarantees or contingent payment obligations disclosed in such financial statements except for any non-compliance which would not singly or in the aggregate, (i) have a material adverse effect on the financial condition, prospects, results of operations, general affairs or properties of the Company or the Consolidated Group, or (ii) materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Bonds, or (iii) otherwise be considered material in the context of the issue of the Bonds (a “Material Adverse Effect”);

2.1.11                 Liquidity and Capital Resources: other than as has previously been publicly disclosed, neither the Company nor any of its Principal Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its Principal Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any of its Principal Subsidiaries or the availability thereof or the requirements of the Company or any of its Principal Subsidiaries for capital resources;

2.1.12                 Title: other than as has previously been publicly disclosed, the Company and its Principal Subsidiaries have such title to all properties and assets necessary to conduct the business now operated by them in each case free from liens, encumbrances and title defects that would adversely affect the value thereof or interfere with the use made or to be made thereof by them such as to cause a Material Adverse Effect;

2.1.13                 Approvals: each of the Company and its Principal Subsidiaries:

(i)                                     possesses or has obtained all licenses, permits, concessions, certificates, consents, orders, approvals and other authorisations (the “Authorisations”) from, and has made all declarations and filings with, all national, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organisations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof;

(ii)                                  has not received and does not expect to receive any notice of proceedings relating to the revocation or modification of any such Authorisations; and

(iii)                               is in compliance with such Authorisations and all laws and regulations relating to the conduct of its business as conducted as of the date hereof,

except (in each case of (i), (ii) and (iii) above) for any non-compliance which would not singly or in the aggregate, have a Material Adverse Effect;

2.1.14                 Payment of Taxes: other than as has previously been publicly disclosed, the Company and its Principal Subsidiaries have duly and timely filed all tax returns that are required to be filed in all jurisdictions or have duly requested extensions thereof and have paid all taxes required to be paid by any of them in all jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings or where the failure to file or make payment would not, singly or in the aggregate, have a Material Adverse Effect;

2.1.15                 Intellectual Property:

(i)                                  each of the Company and its Principal Subsidiaries owns or possesses, has the right to use pursuant to licence, sublicence, agreement, permission or otherwise, or can acquire on reasonable terms, adequate patents, patent rights, licences, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it in each country in which it operates, and neither the Company nor any of its Principal Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict in any jurisdiction with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Principal Subsidiaries therein, and which infringement or conflict (if the subject of any unfavourable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would have a Material Adverse Effect;

(ii)                               each of the Company and its Principal Subsidiaries is not infringing or in conflict with, or using in violation of any applicable law or contractual or fiduciary obligation binding upon any of the foregoing or any of its directors or executive officers or any of its employees or agents except for any infringement, conflict or violation which would not singly or in the aggregate, have a Material Adverse Effect; and

(iii)                            each of the Company and its Principal Subsidiaries has not received any notice of infringement of, or conflict with, asserted rights of others with respect to its Intellectual Property except for any infringement or conflict which would not singly or in the aggregate, have a Material Adverse Effect;

2.1.16                 Information: all information supplied or disclosed including, without limitation, the answers and documents provided at due diligence meetings (and any new or additional information serving to update or amend such information supplied or disclosed by the Company to SKT or the legal and other professional advisers to SKT) is, and all publicly available information and records of the Company disclosed to the general public pursuant to the Listing Rules was, when supplied or published, true and accurate and not misleading in any material respect and all forecasts, opinions and estimates relating to the Company and its Principal Subsidiaries so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to the Company and the Company is not in possession of any material non-public information relating to the Company or its business the release of which could materially affect the trading price of the Shares and there is not in existence any material or information relating to the Company or its Principal Subsidiaries which will be required to be disclosed by the Company under the Listing Rules;

2.1.17                 Consents: all consents, approvals, authorisations, orders, registrations or qualifications of or with any governmental agency or body having jurisdiction over the Company required to be obtained on the part of the Company for the execution and delivery of this Agreement, the issue and delivery of the Bonds and the Conversion Shares (except in relation to the listing of the Conversion Shares on the Stock Exchange which will be obtained on or prior to, and will remain in full force and effect on, the Closing Date) and the consummation of the other transactions herein and therein contemplated have been obtained and are in full force and effect and are not subject to any conditions which are required to be satisfied prior to the date hereof and have not been satisfied;

2.1.18                 No conflict: the execution and delivery by or on behalf of the Company of this Agreement, the issue and delivery of the Bonds, the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof (i) do not conflict with or result in a breach of the memorandum and articles of association of the Company or any existing applicable law, rule, regulation, order or decree of any government, governmental body or court having jurisdiction over the Company or any of its Principal Subsidiaries; and (ii) do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Company is a party or by which any of its properties or assets are bound, which conflict, breach or default could materially adversely affect the legality, validity or enforceability of this Agreement and the Bonds or could materially adversely affect the Company’s ability to perform its obligations hereunder and thereunder or is otherwise material in the context of the issue and offering of the Bonds;

2.1.19      Litigation: save as previously publicly disclosed:

(i)                                     there are no governmental or regulatory investigations nor any pending actions, suits or proceedings against or affecting the Company or any of its Principal Subsidiaries or any of their respective directors, officers, employees or properties which if determined adversely to the Company or any of its Principal Subsidiaries or any of their respective directors, officers or employers would individually or in the aggregate have a Material Adverse Effect and so far as the Company is aware, no such investigation, actions, suits or proceedings are threatened or contemplated; and

(ii)                                  there is no order, decree or judgment of any court or governmental agency or regulatory body outstanding or anticipated against the Company or any Principal Subsidiary which may have or has had a Material Adverse Effect;

2.1.20                 Events of Default: no event has occurred or circumstance arisen which, had the Bonds already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event of default under the Bonds;

2.1.21                 Absence of Certain Changes: since 31 March 2006 with respect to the Company, there has been no change which has a Material Adverse Effect. Neither the

Company nor any of its Principal Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law;

2.1.22                 No Undisclosed Events, Liabilities, Developments or Circumstances: no event, liability, development or circumstance has occurred or exists which would have a Material Adverse Effect; and

2.1.23                 Employee Relations:  neither the Company nor any of its Principal Subsidiaries is involved in any material union labour dispute.

2.2          Representations and Warranties of SKT

As conditions of the agreement by the Company to issue the Bonds to SKT, SKT represents and warrants and undertakes to the Company that:

2.2.1                        it has full power to enter into and perform this Agreement and this Agreement will, when executed, constitute its valid and legally binding obligations enforceable in accordance with its terms;

2.2.2                        all governmental, regulatory and other approvals, authorisations and consents and licences required to be obtained by it in connection with the execution of this Agreement, the performance of the obligations under this Agreement, the subscription of the Bonds, the exercise of the Conversion Rights, and the transfer, delivery and holding of the Conversion Shares have been obtained by the Company except for any such approvals, authorisations, consents or licences which will prior to the Closing Date be obtained and is, or will on the Closing Date be, in full force and effects;

2.2.3                        it understands and acknowledges that no action has been or will be taken in any jurisdiction that would permit an offer and/or sale to the public of the Bonds or the Conversion Shares, or possession or distribution of any offering or publicity material relating to the Bonds in any jurisdiction, except for offers and sales of the Conversion Shares on or through the Stock Exchange at any time after such issue. It agrees that it will not, directly or indirectly, offer, sell or deliver any Bonds or Conversion Shares or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material in connection therewith in any country or jurisdiction except under circumstances that will result in compliance with any applicable law and regulations; and

2.2.4                        it is not a U.S. Person (as defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”)) and is acquiring the Bonds in an offshore transaction in reliance on Regulation S under the Securities Act.

In this Agreement, “business day” means a day on which the Stock Exchange is open for trading in Hong Kong (which ends at 4.30pm (Hong Kong time)) and banks are generally open for business in Seoul.

3              Covenants

3.1          Covenants of the Company

The Company agrees with SKT that:

3.1.1                        Warranties: it shall notify SKT as soon as reasonably practicable and in any event within five business days of any event or development making untrue, or any material change affecting, any of its representations, warranties, undertakings, agreements or indemnities herein at any time, in respect of the Bonds, prior to payment being made on the Closing Date, and will take such steps as may be reasonably requested by SKT to remedy the same, provided that SKT shall only use such information from the Company to the extent permissible under the Listing Rules and the applicable laws and regulations;

3.1.2                        Directed selling efforts: neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the Bonds and none of such persons has taken, or will take, any actions that would results in the sale of the Bonds to SKT under this Agreement requiring registration under the Securities Act;

3.1.3                        Delivery: it will make arrangements reasonably satisfactory to SKT to ensure that certificates for the Bonds are printed and delivered from time to time to or to the order of SKT as provided in this Agreement and the Terms and Conditions of the Bonds;

3.1.4        Listing:

(a)                                     it will use its best endeavours to obtain approval from the Stock Exchange of the listing of the Conversion Shares upon issue; and

(b)                                    it will use its best endeavours to maintain or procure the maintenance of listing of all the issued and outstanding Shares (including, when issued, the Conversion Shares) on the Stock Exchange; and

3.1.5                     Confidentiality: the Company shall keep confidential the terms of this Agreement and the Bonds and all discussions and negotiations relating thereto, and will not disclose the same to any other person or entity without the prior written consent of SKT, unless such disclosure is to its professional advisers, or such disclosure is required by law, regulations, rules, codes or court order or any relevant government or regulatory authority or the Listing Rules or otherwise by the Stock Exchange, the New York Stock Exchange, the Securities and Exchange Commission of the United States, or other regulatory authorities.

3.2          Covenant of SKT

SKT agrees with the Company that SKT shall keep confidential the terms of this Agreement and the Bonds and all discussions and negotiations relating thereto, and will not disclose the same to any other person or entity without the prior written consent of the Company, unless such disclosure is to its professional advisers, or such disclosure is required by law, regulations, rules, codes or court order or any relevant government or regulatory authority or the Listing Rules or otherwise by the Stock Exchange, the New York Stock Exchange, the Securities and Exchange Commission of the United States, or other regulatory authorities.

3.3          Covenant relating to transfer

The Company and SKT agree and covenant with each other that at any time after 5 July 2007, SKT may invite (an “invitation”) the Company to offer to acquire some or all of the Bonds registered in SKT’s name.

If within 10 days of the invitation, either (i) the Company does not make an offer to SKT to acquire such Bonds or (ii) the highest offer price (the “Company Offer Price”) at which the Company offers to SKT to acquire such Bonds is not acceptable to SKT, SKT may then freely assign or transfer any of such Bonds to any third party (a “third party purchaser”) provided that any such assignment or transfer to a third party purchaser shall not be at a price which is lower than or equal to the Company Offer Price.

If within 10 days of the invitation, the Company makes an offer to SKT to redeem such Bonds at an offer price which is acceptable to SKT, the acquisition of such Bonds by the Company shall be completed within 30 days after the date of acceptance by SKT of the offer.

4              Expenses

4.1                            Expenses: Each of the Company and SKT shall bear its own costs and expenses in connection with negotiations, preparation, execution and carrying into effect of this Agreement, the Bonds and all other documents relating hereto and thereto.

4.2                            Taxes: SKT shall bear any documentary, stamp or similar transfer tax as well as any other transfer expenses, on the initial subscription and the delivery of the Bonds in accordance with the terms of this Agreement, or on the execution and delivery of this Agreement, which is or may be required to be paid under the laws of any jurisdiction.

5              Closing

5.1                            On or before 5p.m. (Hong Kong time) on the Closing Date, SKT shall pay or cause to be paid to the Company the aggregate subscription funds in respect of the Bonds (being an amount of U.S.$1,000,000,000 in same day settlement funds for value on the Closing Date) to the Company’s U.S.$ bank account at China Construction Bank Corporation Hong Kong Branch (account number 671-00762-2-302 ; for the account of: China Unicom Limited) or such other U.S.$ bank account as shall have been notified by the Company to SKT no later than three days prior to the Closing Date. Against payment of the aggregate subscription funds in respect of the Bonds, the Company will procure entry in the Company’s register of Bondholders of the name of SKT to be the holder of the Bonds and there shall be delivered to or to the order of SKT (i) a certificate, duly executed, representing the aggregate principal amount of the Bonds and substantially in the form set out in Schedule 1 with such changes as may be approved by SKT and the Company in writing and (ii) a certified true copy by an authorised signatory of the Company of the Company’s register of Bondholders as at the Closing Date.

6              Conditions Precedent

6.1                            The obligation of SKT to subscribe and pay for the Bonds is subject to satisfaction or waiver of the following conditions precedent:

6.1.1                        Compliance: up to and on the Closing Date (i) all the representations and warranties of the Company set forth herein shall be accurate and correct in all material respects at, and as if made on, the Closing Date (with reference to the circumstances then subsisting); and (ii) the Company shall have performed all of its undertakings or obligations hereunder to be performed on or before the Closing Date;

6.1.2                        Certificate: there shall have been delivered to SKT a certificate, dated as of the Closing Date, of a duly authorised officer of the Company, to the effect of the matters set out in paragraph 6.1.1 above;

6.1.3                        Legal opinion: on or prior to the Closing Date there shall be delivered to SKT in a form reasonably satisfactory to SKT an opinion, dated the Closing Date, of Freshfields Bruckhaus Deringer, legal advisors to the Company as to Hong Kong law, and

6.1.4                        Listing Approval: on or prior to the Closing Date:

(i)                                     the Company shall have obtained from the Stock Exchange listing approval in relation to the Conversion Shares (as defined in the Conditions); and

(ii)                                  SKT shall have made a foreign exchange report to the Bank of Korea (having used best endeavours so to report).

Subject to paragraph 6.2, if any of the conditions set forth in this paragraph 6.1 is not satisfied on or before the Closing Date, the parties hereto shall be released and discharged from their respective obligations hereunder (except for the respective obligations of the parties hereto pursuant to paragraph 7).

6.2                            Waiver: SKT may at its discretion waive compliance with the whole or any part of this paragraph 6.

7              Indemnification

7.1                            Indemnity: Each of the Company and SKT (in such capacity, each an “indemnifier”) undertakes with the other that it shall hold the other and its directors, officers and employees (each an “indemnified party”) fully and effectually indemnified from and against any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which they (or any of them) may incur or which may be made against them (or any of them) as a result of or arising out of, or in relation to, any misrepresentation or alleged misrepresentation or any breach or alleged breach of any of the aforesaid representations, warranties or undertakings of or by it contained in this Agreement. Such indemnity shall extend to include all charges and expenses which any of the indemnified parties may pay or incur in investigating, disputing or defending any claim or action or other proceedings in respect of which the relevant indemnifier is or may be liable to indemnify under this paragraph 7.1 and all charges and expenses that are the subject of this indemnity shall be reimbursed by the relevant indemnifier on demand from the relevant indemnified party.

7.2                            Conduct of Defence: If any action, proceeding, claim or demand shall be brought or asserted against an indemnified party or any of them in respect of which the relevant indemnifier is or may be liable to indemnify as herein provided, any such indemnified party shall promptly notify such indemnifier in writing, and shall employ such legal advisers as such indemnified party may select. The relevant indemnifier shall not be liable in respect of any settlement of any such action effected without its consent, which consent shall not be unreasonably withheld or delayed.

8              Termination

8.1                            SKT’s ability to terminate: Notwithstanding anything herein contained, SKT may, by giving two business days’ notice in writing to the Company but upon prior consultation with the Company, terminate this Agreement at any time before the time on the Closing Date when payment would otherwise be due under paragraph 5 above, in any of the following circumstances:

8.1.1                        if there is any material breach of, or any event rendering untrue or incorrect in any material respect, any of the warranties and representations contained in paragraph 2.1 or any material failure to perform any of the Company’s undertakings or agreements in this Agreement; or

8.1.2                        if any of the conditions precedent specified in paragraph 6 has not been satisfied or waived by SKT; or

8.1.3        if:

(i)                                  an Event of Default (as defined in Schedule 1), or an event that with the giving of notice or the passing of time would constitute an Event of Default, has occurred; or

(ii)                               there shall have been a suspension of trading of the Shares by the Stock Exchange for five consecutive business days occurring after the date hereof.

8.2                            Consequences of termination: Upon such notice being given, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that each of the Company and SKT shall remain liable for any antecedent breaches of the provisions hereof and the respective obligations of the parties in relation to paragraph 7 which would have continued had the arrangements for the purchase and sale of the Bonds been completed, shall continue.

9              Survival of Representations and Obligations

The respective indemnities, agreements, representations, warranties and other statements of each of the Company and SKT as set forth in this Agreement or made by or on behalf of it pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any indemnified party and shall survive delivery of and payment for the Bonds so long as any Bond is outstanding.

10           Notices

Any notification given pursuant to this Agreement shall be given by letter (to be dispatched by express courier), facsimile or telephone, in the case of notification to:

the Company to:

China Unicom Limited
75th Floor,
The Centre,
99 Queen’s Road Central,
Central,
Hong Kong

Fax number:                         +852 2121 3232
Telephone number:              +852 2121 3220
Attention:                             Karry Chu

with a copy to:

Fax number:                         +852 2121 3241
Telephone number:              +852 2121 3247
Attention:                             Janice Hsu

SKT to:

11 Euljiro 2-ga
Jung-gu
Seoul 100-999, Korea

Fax number:                         +82 2 6100 7926
Telephone number:              +82 2 6100 7200
Attention:                             Chief of Division
                                             New/Global Business Strategy Division

with a copy to:

11 Euljiro 2-ga
Jung-gu
Seoul 100-999, Korea

Fax number:                         +82 2 6100 7966
Telephone number:              +82 2 6100 3500
Attention:                             General Counsel
                                              Corporate Legal Office

Any such communication shall take effect, in the case of a letter sent by express courier, at the time of delivery and in the case of facsimile, at the time of despatch (provided that the sender retains a mechanical or electronically generated confirmation of the successful transmission of such facsimile), and in the case of telephone, when made. Telephone communications shall be confirmed by letter or facsimile as soon as reasonably practicable in any event within two business days thereafter.

11           Governing Law and Submission to Jurisdiction

11.1                     Governing Law: This Agreement is governed by and construed in accordance with Hong Kong law.

11.2                     Submission to Jurisdiction: In relation to any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Courts of Hong Kong and waive any objection to Proceedings in such courts whether on the grounds that the proceedings have been brought in an inconvenient forum or otherwise. This submission shall not affect the right of any of the parties hereto to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any court of competent jurisdiction preclude it from taking Proceedings in any other court of competent jurisdiction (whether concurrently or not).

12           Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of which when taken together shall constitute one of the original document.

13           Assignment

The benefit of this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

14           Entire Agreement

This Agreement and the Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all and any previous agreements, arrangements or understandings between the parties hereto. No variation of this Agreement shall be effective unless made in writing and agreed by all of the parties hereto.

15           Time of the Essence

Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the Company and SKT but as regards any time, date or period originally fixed or any date or period so extended as aforesaid, time shall be of the essence.

In witness whereof this Agreement has been entered into the day and year first above written.

CHINA UNICOM LIMITED

By: /s/ Chang Xiaobing

SK TELECOM CO., LTD.

By: /s/ Shin Bae Kim

SCHEDULE 1
FORM OF BOND CERTIFICATE

Amount	Certificate No.

U.S.$1,000,000,000	0001

CHINA UNICOM LIMITED
(a company incorporated in Hong Kong with limited liability)

U.S.$1,000,000,000 Zero Coupon Convertible Bonds due 2009

CHINA UNICOM LIMITED (the “Company”) hereby CERTIFIES that SK TELECOM CO., LTD. is, at the date hereof, entered in the Company’s register of Bondholders as the holder of the Zero Coupon Convertible Bonds due 2009 (the “Bonds”) in the principal amount of U.S.$1,000,000,000 (United States Dollar One Billion Only). For value received, the Company promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds in accordance with and otherwise to comply with the Terms and Conditions of the Bonds attached thereto (the “Conditions”).

This Bonds in respect of which this Certificate is issued are convertible into ordinary shares with a par value of HK$0.10 each of the Company in accordance with and subject to the Conditions.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on the Bonds in respect of which this Certificate is issued.

The Bonds have not been and will not be registered under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time (the “Securities Act”), any state securities laws of the United States, or the securities law of any other jurisdiction, and may not be offered, sold, pledged or otherwise transferred in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any state securities laws of the states of the United States and other jurisdictions and the respective rules and regulations thereunder.

In witness whereof the Company has caused this Certificate to be signed manually or by facsimile on its behalf by one of its authorised signatories.

CHINA UNICOM LIMITED

By:

Authorised Signatory:

Issued in Hong Kong as of [•] July 2006.

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

....................................................................

....................................................................

(which [is/is not] an Affiliate (as such term is defined in the Conditions) of the transferor
[delete as applicable])

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

U.S.$[•] (United States Dollar [                          ]) principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

U.S.$ account number:

For the account of:

Dated:

Certifying Signature:

Name:

Notes:

(a)                                  A representative of the holder of the Bonds should state the capacity in which he signs, e.g. executor.

(b)                                 The signature of the persons effecting a transfer shall conform to any list of duly authorised specimen signatures supplied to the Company by the registered holder or be certified by a notary public or in such other manner as the Company may require.

(c)           This form of transfer should be dated as of the date it is deposited with the Company.

Terms and Conditions of the Bonds

The following terms and conditions, subject to completion and amendment, will be attached to the Certificates representing the Bonds:

The issue of the U.S.$1,000,000,000 aggregate principal amount of Zero Coupon Convertible Bonds due 2009 (the “Bonds”) by CHINA UNICOM LIMITED (the “Company”) was authorised by a resolution of the board of directors of the Company passed on 20 June 2006 and pursuant to a subscription agreement dated 20 June 2006 (the “Subscription Agreement”) entered into between the Company and SK TELECOM CO., LTD. (“SKT”). The Bonds are issued by the Company on 5 July 2006. In these Conditions, expressions not otherwise defined herein shall have the meanings defined in the Subscription Agreement.

1              Form, Denomination and Status

The Bonds are issued in registered form, serially numbered, in the denomination of U.S.$1,000 each. A certificate (“Certificate”) will be issued by execution in manual or facsimile form by a duly authorised officer of the Company to each Bondholder in respect of its registered holding of any Bond. The Bonds constitute direct, unconditional, unsubordinated and unsecured obligations of the Company, ranking pari passu and rateably without any preference among themselves, and, subject as mentioned above and with the exception of obligations in respect of national and local taxes and for certain other statutory exceptions, equally with all other unsecured obligations (other than subordinated obligations, if any) of the Company from time to time outstanding.

2              Negative Pledge

So long as any of the Bonds remains outstanding (as defined below), the Company will not, and will procure that its Principal Subsidiaries will not, create or have outstanding any mortgage, charge, pledge or other security interest upon the whole or any part of its property or assets, present or future, in order to secure, for the benefit of holders thereof, any existing or future bond issue (or to secure for the benefit of holders thereof any guarantee or indemnity or other like obligation in respect thereof) without in any such case at the same time according to the Bonds, either the same security as is created or is outstanding in respect of such bond issue (or such guarantee or indemnity or other like obligation in respect thereof) or such other security or guarantee as is not materially less beneficial to the Bondholders or as the Bondholders holding 75 per cent. of the outstanding principal amount of Bonds shall approve.

As used in this Condition 2, “bond issue” means any issue of bonds, debentures, notes or other similar securities of the Company or any other person. The indebtedness constituted by loan agreements from lenders not involving the issue of securities shall not be treated as within the definition of “bond issue”.

For the purpose of these Conditions, in relation to the Bonds, “outstanding” Bonds refers to all the Bonds issued other than:

(a)                                those which have been redeemed or in respect of which Conversion Rights (as defined in Condition 6(a)(i)) have been exercised and which have been cancelled in accordance with these Conditions;

(b)                               those in respect of which the date for redemption in accordance with these Conditions has occurred and the redemption moneys have been duly paid to the relevant Bondholders or on their behalf;

(c)                                those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 13; or

(d)                             (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 13.

In these Conditions:

(a)                                     any reference to a “subsidiary” or “Subsidiary” of the Company is to a company the financial statements of which are or should be, in accordance with applicable law, the Hong Kong Financial Reporting Standards and the Hong Kong Accounting Standards, consolidated with those of the Company; and

(b)                                    any reference to “Principal Subsidiary” means any Subsidiary of the Company:

(i)                                     whose gross revenues or (in the case of a Subsidiary which itself has subsidiaries) consolidated gross revenues, as shown by its latest audited income statement are at least ten per cent. of the consolidated gross revenues as shown by the latest published audited consolidated income statement of the Company and its Subsidiaries; or

(ii)                                  whose gross assets or (in the case of a Subsidiary which itself has subsidiaries) gross consolidated assets, as shown by its latest audited balance sheet are at least ten per cent. of the amount of the consolidated gross assets of the Company and its Subsidiaries as shown by the latest published audited consolidated balance sheet of the Company and its Subsidiaries as being represented by the investment of the Company in each Subsidiary whose accounts are not consolidated with the consolidated audited accounts of the Company and after adjustment for minority interest, provided that, in relation to paragraphs (i) and (ii) above:

(aa)                            in the case of a corporation or other business entity becoming a Subsidiary after the end of the financial period to which the latest consolidated audited accounts of the Company relate, the reference to the then latest consolidated audited accounts of the Company for the purposes of the calculation above shall, until consolidated audited accounts of the Company for the financial period in which the relevant corporation or other business entity becomes a Subsidiary are published, be deemed to be a reference to the then latest consolidated audited accounts of the Company adjusted to consolidate the latest audited accounts (consolidated in the case of a Subsidiary which itself has Subsidiaries) of such Subsidiary in such accounts;

(bb)                          if at any relevant time in relation to the Company or any Subsidiary which itself has Subsidiaries no consolidated accounts are prepared and audited, total assets of the Company and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Company;

(cc)                            if at any relevant time in relation to any Subsidiary, no accounts are audited, its total assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Subsidiary prepared for this purpose by the Company; and

(dd)                          if the accounts of any Subsidiary (not being a Subsidiary referred to in proviso (aa) above) are not consolidated with those of the Company, then the determination of whether or not such subsidiary is a Principal Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts (determined on the basis of the foregoing) of the Company; or

(iii)                               to which is transferred the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transfer was a Principal Subsidiary, provided that the Principal Subsidiary which so transfers shall forthwith upon such transfer cease to be a Principal Subsidiary and the Subsidiary to which the assets are so transferred shall cease to be a Principal Subsidiary at the date on which the first published audited accounts (consolidated, if appropriate), of the Company prepared as of a date later than such transfer are issued but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary of the Company on or at any time after the date on which such audited financial statements have been published by virtue of the provisions of sub-paragraph (i) or (ii) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (iii).

3              Title; Transfer of Bonds; Issue of Certificates

(a)                     Title and Transfers

Title to the Bonds passes only by transfer and registration in the Company’s register of Bondholders (the “Register”). The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions, “Bondholder” and (in relation to a Bond) “holder” means the person in whose name a Bond is registered on the Register.

A Bond may, subject to Conditions 3(d) and (e) below, be transferred by depositing the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed, at the principal place of business (or other office notified to Bondholders in accordance with Condition 13) of the Company which shall be in Hong Kong (the “Designated Office”).

Upon receipt by the Company of the Certificate issued in respect of a Bond with the form of transfer on the back duly completed and signed, the Company shall forthwith make a notation on the Register to the effect that the Bond is registered in the name of the transferee specified in such form of transfer.

The Company shall at all times maintain the Register and make it available for inspection by the Bondholders upon reasonable notice and upon payment of a reasonable fee. Each Bondholder shall be entitled to be issued with one Certificate only in respect of its entire holding of Bonds.

(b)                    Delivery of new certificates

Each new Certificate to be issued upon a transfer of Bonds will (following execution in manual or facsimile form by a duly authorised officer of the Company), within three business days of receipt by the Company of the duly completed form of transfer, be made available for collection at the Designated Office or (at the election of the Bondholders) sent at the expense of the Company by courier (if the address of the transferee is in Hong Kong) or by express mail (if the transferee’s address is outside Hong Kong) at the risk of the holder entitled to the Bonds to the address specified in the form of transfer.

For the purposes of these Conditions (unless otherwise defined), “business day” shall mean a day (which ends at 4:30 pm (Hong Kong time)) on which the Stock Exchange is open for trading in Hong Kong.

Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred or converted, a new Certificate in respect of the Bonds not so transferred or converted will, within five business days of delivery of the original Certificate to the Company, be made available for collection at the Designated Office or at the election of the Bondholder, be sent at the expense of the Company by courier (if the address of the transferee is in Hong Kong) or by express mail (if the transferee’s address is outside Hong Kong) at the risk of the holder entitled to the Bonds to the address specified in the form of transfer or Conversion Notice, as the case may be.

(c)                     Formalities free of charge

Registration of a transfer of Bonds will be effected without charge by or on behalf of the Company, but upon payment (or the giving of such indemnity as the Company may reasonably require) in respect of any tax or other governmental charges which may be imposed on the Company in relation to such transfer.

(d)                    Closed periods

No Bondholder may require the transfer of a Bond to be registered (i) during the period of fifteen (15) business days ending on the due date for any payment of principal on the Bonds, or (ii) after the Certificate in respect of such Bond has been deposited for conversion pursuant to Condition 6.

(e)                     Restriction against transfer

Prior to 5 July 2007, a Bondholder may not assign or transfer any of the Bonds registered in its name to any third party other than an Affiliate (provided that such persons may only remain the holders of the Bond, for so long as they remain to be an Affiliate).

At any time after 5 July 2007 or on the occurrence of a Relevant Event (as defined in Condition 9 below), a Bondholder may freely assign or transfer any of the Bonds registered in its name to any third party (a “prospective purchaser”) provided that no assignment or transfer may be made to a person who is (i) a fixed line or mobile telecommunications operator in the People’s Republic of China (a “competitor operator”) or (ii) an Affiliate of a competitor operator.

For the purpose of this Condition 3:

an “Affiliate” with respect to any person, means any person directly or indirectly through one or more intermediaries, Controlling, Controlled by or is under common Control with that person; and

“Control, Controlled or Controlling” with respect to any person means having the ability to direct the management and affairs of such person, whether through the ownership of voting securities or by contract, and such ability shall be deemed to exist when any person holds a majority of the outstanding voting securities, or the economic rights and benefits of such person.

4              Zero Coupon

The Bonds do not bear interest.

5              Payments

(a)                     Payments in respect of principal (which term shall include any premium that is also payable as relevant) will be made to the registered Bondholder by a U.S. Dollar cheque drawn on, or by transfer to a U.S. Dollar account maintained by the payee with, a bank in New York City (details of which shall have been notified to the Company by the Bondholders at least three business days prior to the date of payment), subject in all cases to any fiscal or other laws and regulations applicable thereto, but without prejudice to the provisions of Condition 10. Cheques will be mailed to the address of the Bondholder appearing on the Register at the risk of the Bondholder. The Certificates shall be surrendered to the Company within 30 days of the payment of the principal at maturity.

(b)                    Where payment is to be made by transfer to a U.S. Dollar account, payment instructions (for value the due date or, if that is not a bank business day (as defined below), for value the first following day which is a bank business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed on the bank business day preceding the due date for payment.

(c)                     If the due date for payment of any amount of principal in respect of any Bond is not a bank business day, then the holder thereof shall not be entitled to payment of the amount due until the next following bank business day and no further interest or other payment will be made as a consequence of the due date not being a bank business day. In these Conditions, “bank business day” means any day on which banks are open for business in New York City and Hong Kong.

6              Conversion

(a)                      (i)                The right of a Bondholder to convert any Bond hereunder is hereinafter called the “Conversion Right”. Subject to and upon compliance with the provisions of these Conditions, any Bond may be converted into duly authorised, validly issued, fully-paid and unencumbered Shares, at the option of the holder thereof, at any time from and including the first anniversary after the Closing Date (the “Conversion Commencement Date”) up to the close of business in Hong Kong on the day falling seven days prior to the Maturity Date (as defined in Condition 9 below) (such period, the “Conversion Period”), provided that Bondholders may only exercise the Conversion Rights on each occasion that they wish to exercise the Conversion Right, with respect to an aggregate principal amount of Bonds being U.S.$50,000,000 and an integral multiple of U.S.$1,000 thereafter

(if applicable), provided further that this restriction does not apply to any conversion by a Bondholder of the entire amount of its holding of Bonds.

The number of Shares to be issued on conversion of a Bond shall be determined by multiplying the principal amount of a Bond by the exchange rate of U.S.$1.00 to HK$7.7648 (being the rate for the purchase of Hong Kong dollars with U.S. dollars reported by Reuters on page ”HKDFIX” at 11:15 am (Hong Kong time) on the day immediately preceding the date hereof) and divided by the applicable Conversion Price, determined as hereinafter provided, in effect on the Conversion Date (as hereinafter defined).

(ii)                                  Fractions of a Share will not be issued on conversion and no adjustment or cash payment will be made in respect thereof.

(iii)                               The price at which each Share shall be issued upon conversion (the “Conversion Price”) shall initially be HK$8.63 (the “Fixed Conversion Price”), subject to adjustment in the manner provided in Condition 6(c), PROVIDED THAT the Conversion Price shall not under any circumstances be less than the par value of the Shares on the Conversion Date (currently at HK$0.10) unless permitted by law and in compliance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”).

If the number of Shares to be delivered to a converting Bondholder in respect of one or more Bonds being converted is not equal to a board lot of such Shares on the Stock Exchange, the Company shall deliver such number of Shares as is equal to a board lot or an integral multiple thereof and pay the Current Market Price (as defined in Condition 6(d)) of the balance of the Shares as defined in Condition 6(b) that would otherwise have been delivered.

(b)                    As used in this Condition 6, the expression “Shares” means (i) shares of the class of share capital of the Company which is designated as ordinary shares of HK$0.10 each in the capital of the Company, together with shares of any class or classes resulting from any Stock Split, consolidation or re-classification thereof, which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, and (ii) fully-paid and unencumbered shares of any other class or classes of the share capital of the Company which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which have the same nominal value as the Shares; and the expression “Stock Split” means any kind of stock split in relation to the Shares, including a bonus share distribution, a stock dividend or a sub-division of Shares.

(i)                                     To exercise the Conversion Right attached to any Bond, the holder thereof shall, on a business day, send by facsimile to the Designated Office at the holder’s own expense a completed notice of conversion in the short form as set out in Schedule 2 (Part C) to the Subscription Agreement (the “short form Conversion Notice”), and then deliver or mail to the Designated Office an original completed and signed Conversion Notice in duplicate in the long form as set out in Schedule 2 (Part B) to the Subscription Agreement (the “long form Conversion Notice”) together with the relevant Certificates by 4:30 pm on the business day following the Conversion Date (as defined below). The Company shall acknowledge receipt of the short form Conversion Notice by facsimile to the sender of the short form Conversion Notice by 4:30 pm (Hong Kong time) on the business day following the Conversion Date. Failure of the Company to deliver such an acknowledgement shall not affect the validity of the short form Conversion Notice provided that the relevant Bondholder shall retain a mechanical or electronically generated confirmation of the successful transmission of such fax.

As conditions precedent to conversion the Bondholder must pay to the Company (or make arrangements satisfactory to the Company for the payment of) all stamp, issue, registration or other similar taxes and duties (if any) arising on conversion in Hong Kong or payable in any jurisdiction consequent upon the issue of Shares or delivery of the certificate(s) therefor to a place outside Hong Kong or to the order of a person other than the converting Bondholder. Except as aforesaid, the Company will pay the expenses arising on the issue of Shares on conversion of the Bonds.

Unless otherwise agreed between the Company and the relevant Bondholder which exercises the right of conversion attaching to the Bonds, all Shares issued upon the exercise of the Conversion Rights (the “Conversion Shares”) will be allotted on the Hong Kong branch register of members of the Company.

The date on which the faxed short form Conversion Notice is received by the Company (as evidenced by the transmission report of the Bondholder’s facsimile machine) (or the next business day if the short form Conversion Notice is received by the Company after 4:30 pm Hong Kong time) is herein referred to as the “Conversion Date” applicable to such Bond. The date on which any Certificate and the original, signed long form Conversion Notice is received by the Company, or on which all conditions precedent to the conversion thereof are fulfilled, whichever shall be later, is herein referred to as the “Delivery Date” applicable to such Bond. The Company shall deliver an allotment advice and (if applicable) instructions to issue shares certificate(s) in respect of the Conversion Shares to its share registrar and transfer agent in Hong Kong by 4:30 pm (Hong Kong time) on the second business day immediately after the Delivery Date. A short form Conversion Notice or long form Conversion Notice once deposited shall not be withdrawn without the consent in writing of the Company.

(ii)                                  The Company shall, as soon as practicable, and in any event within ten business days after the relevant Delivery Date, deliver or cause to be delivered to the order of the person named for that purpose in the relevant Conversion Notice a certificate or certificates for the relevant Shares registered in the name of the Bondholder (or as designated by the Bondholder in the relevant Conversion Notice) or Central Clearing and Settlement System account credit instructions, together with any such other securities, property or cash required to be delivered on conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof.

If the Conversion Date in relation to any Bond shall be on or after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Fixed Conversion Price pursuant to Condition 6(c), but before the relevant adjustment becomes effective under the relevant Condition, upon the relevant adjustment becoming effective the Company shall procure the issue to the converting Bondholder (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations)), such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment to the Fixed Conversion Price had been made and become effective on or immediately after the relevant record date.

The person or persons designated in the Conversion Notice will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company’s register of members (the “Registration Date”). The Shares issued upon conversion of the Bonds will be fully paid and will in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date.

If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any retroactive adjustment of the Conversion Price referred to in this sub-paragraph (ii) prior to the time such retroactive adjustment shall have become effective), the Company will pay to the converting Bondholder or his designee an amount (the “Equivalent Amount”) in US dollars equal to the Fair Market Value (as defined below) (converted into US dollars at the rate for the purchase of Hong Kong dollars with US dollars reported by Reuters on page ”HKDFIX”) of any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by means of a US dollar cheque drawn on a bank in New York City and sent to the address specified in the relevant Conversion Notice.

(c)                     The Fixed Conversion Price will be subject to adjustment in the following events as set out in this Condition 6(c):

(i)                                     Consolidation, Subdivision or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such alteration by the following fraction:

A
B

Where:

A                                      is the nominal amount of one Share immediately after such alteration; and

B                                        is the nominal amount of one Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

(ii)                                  Capitalisation of Profits or Reserves:

(aa)                            If and whenever the Company shall issue any Shares credited as fully paid to the holders of Shares (“Shareholders”) by way of capitalisation of profits or reserves (including any share premium account) including, Shares paid up out of distributable profits or reserves and/or share premium account issued (except any Scrip Dividend) and which would not have constituted a Distribution, the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such issue by the following fraction:

A
B

Where:

A              is the aggregate nominal amount of the issued Shares immediately before such issue; and

B                is the aggregate nominal amount of the issued Shares immediately after such issue.

(bb)          In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price of such Shares exceeds 105 per cent. of the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Distribution, the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before the issue of such Shares by the following fraction:

A + B
A + C

Where:

A              is the aggregate nominal amount of the issued Shares immediately before such issue;

B                is the aggregate nominal amount of Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is the Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

C                is the aggregate nominal amount of Shares issued by way of such Scrip Dividend;

or by making such other adjustment as an Independent Investment Bank shall certify to the Bondholders is fair and reasonable.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(iii)              Distributions:

(aa)            Subject to Condition 6(c)(iii)(bb), if and whenever the Company shall pay or make any Distribution to the Shareholders (except to the extent that the Fixed Conversion Price falls to be adjusted under Condition 6(c)(ii) above), the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such Distribution by the following fraction:

A – B
A

Where:

A              is the Current Market Price of one Share on the last Trading Day preceding the date on which the Distribution is publicly announced; and

B                is the Fair Market Value on the date of such announcement of the portion of the Distribution attributable to one Share.

Such adjustment shall become effective on the date that such Distribution is actually made or, if later, the first date upon which the Fair Market Value of the Distribution is capable of being determined as provided in these Conditions.

(bb)          If and whenever the Company shall pay or make any Distribution in cash only to the Shareholders, the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such Distribution by the following fraction:

A – B
A

Where:

A              is the Current Market Price of one Share on the record date for the determination of Shareholders entitled to receive such Distribution in cash; and

B                is the amount of cash so distributed attributable to one Share.

Such adjustment shall become effective on the record date for the determination of Shareholders entitled to receive such Distribution in cash.

(iv)                              Rights Issues of Shares or Options over Shares: If and whenever the Company shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, in each case at less than 95 per cent. of the Current Market Price per Share on the last Trading Day preceding the date of the announcement of the terms of the issue or grant, the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such issue or grant by the following fraction:

A + B
A + C

Where:

A              is the number of Shares in issue immediately before such announcement;

B                is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would subscribe for or purchase or otherwise acquire at such Current Market Price per Share; and

C                is the aggregate number of Shares issued or, as the case may be, comprised in the issue or grant.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights, ex-options, ex-warrants (as the case may be) on the relevant Stock Exchange.

(v)                                 Rights Issues of Other Securities: If and whenever the Company shall issue any securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares) to all or substantially all Shareholders as a class by way of rights or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for or purchase any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares), the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such issue or grant by the following fraction:

A – B
A

Where:

A              is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

B                is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights, ex-options or ex-warrants (as the case may be) on the relevant Stock Exchange.

(vi)                              Issues at less than Current Market Price: If and whenever the Company shall issue (otherwise than as mentioned in Condition 6(c)(iv) above) any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or the issue or grant (otherwise than as mentioned in Condition 6(c)(iv) above) of options, warrants or other rights to subscribe or purchase Shares in each case at a price per Share which is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of such issue or grant, the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such issue by the following fraction:

A + B
C

Where:

A              is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

B                is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares would purchase at such Current Market Price per Share; and

C                is the number of Shares in issue immediately after the issue of such additional Shares.

References to additional Shares in the above formula shall, in the case of an issue by the Company of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued, or otherwise made available, assuming that such options, warrants or other rights are exercised in full at the initial exercise price (if applicable) on the date of issue or grant of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue of such options, warrants or other rights.

(vii)                           Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Condition 6(c)(vii), if and whenever the Company or any of its Subsidiaries (otherwise than as mentioned in Conditions 6(c)(iv), 6(c)(v) or 6(c)(vi)), or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries) any other company, person or entity shall issue any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Company on conversion, exchange or subscription at a consideration per Share which is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of issue of such securities, the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such issue by the following fraction:

A + B
A + C

Where:

A              is the number of Shares in issue immediately before such issue;

B                is the number of Shares which the aggregate consideration (if any) receivable by the Company for the Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Share; and

C                is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment shall become effective on the date of issue of such securities

(viii)                        Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 6(c)(vii) (other than in accordance with the terms of such securities) so that the consideration per

                                                Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the proposals for such modification, the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such modification by the following fraction:

A + B
A + C

Where:

A              is the number of Shares in issue immediately before such modification;

B                is the number of Shares which the aggregate consideration (if any) receivable by the Company for the Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to the securities, in each case so modified, would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

C                is the maximum number of Shares to be issued, or otherwise made available, on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Investment Bank, consider appropriate (if at all) for any previous adjustment under this Condition 6(c)(viii) or Condition 6(c)(vii).

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

(ix)                                Other Offers to Shareholders: If and whenever the Company or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with which offer the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Fixed Conversion Price falls to be adjusted under Condition 6(c)(iv), Condition 6(c)(v), Condition 6(c)(vi) or Condition 6(c)(vii)), the Fixed Conversion Price shall be adjusted by multiplying the Fixed Conversion Price in force immediately before such issue by the following fraction:

A – B
A

Where:

A              is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue is publicly announced; and

B                is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities.

(x)                                   Other Events: If the Company or any Bondholder determines that an adjustment should be made to the Fixed Conversion Price as a result of one or more events or circumstances not referred to in this Condition 6, the

                                                Company shall, at its own expense, consult an Independent Investment Bank (acting as expert), to determine as soon as practicable what adjustment (if any) to the Fixed Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Fixed Conversion Price, and the date on which such adjustment should take effect and upon such determination by the Independent Investment Bank such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the circumstances giving rise to any adjustment pursuant to this Condition 6 have already resulted or will result in an adjustment to the Fixed Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Fixed Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Condition 6 as may be advised by the Independent Investment Bank to be in their opinion appropriate to give the intended result.

(xi)                                Calculation of Consideration Receivable: For the purpose of any calculation of the consideration receivable pursuant to Conditions 6(c)(vi), 6(c)(vii) and 6(c)(viii):

(aa)                            Issue of Shares for Cash: the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(bb)                          Issue of Shares on Conversion or Exercise of Securities: (1) the aggregate consideration receivable for the Shares to be issued on the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Company for any such securities and (2) the aggregate consideration receivable for the Shares to be issued on the exercise of rights of subscription attached to any securities shall be deemed to be that part (which may be the whole) of the consideration received or receivable by the Company for such securities which is attributed by the Company to such rights of subscription or, if no part of such consideration is so attributed, the Fair Market Value of such rights of subscription as at the date of the announcement of the terms of issue of such securities as determined in good faith by an Independent Investment Bank, plus in the case of each of (1) and (2) above, the additional minimum consideration (if any) to be received by the Company on the conversion or exchange of such securities, or on the exercise of such rights of subscription (the consideration in all such cases to be determined subject to the proviso in Condition 6(c)(xi)(aa)) and (3) the consideration per Share receivable by the Company on the conversion or exchange of, or on the exercise of such rights of subscription attached to, such securities shall be the aggregate consideration referred to in (1) or (2) above (as the case may be) converted into Hong Kong dollars if such consideration is expressed in a currency other than Hong Kong dollars at such rate of exchange as may be determined in good faith by an Independent Investment Bank to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued on such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

(xii)                             More than One Event in Quick Succession: Where more than one event which gives or may give rise to an adjustment to the Fixed Conversion Price occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Investment Bank to be in its opinion appropriate for that purpose to give such intended result.

(xiii)                          Employee Share Schemes: No adjustment will be made to the Fixed Conversion Price when Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors) of the Company or any of its Subsidiaries pursuant to any employee share scheme (and which employee share scheme is in compliance with the Listing Rules).

(xiv)                         Investment Banks’ Certificate Conclusive: If any doubt shall arise as to the appropriate adjustment to the Fixed Conversion Price a certificate or report of an Independent Investment Bank shall be conclusive and binding on all concerned save in the case of manifest error.

(xv)                            Rounding and Minor Adjustments: On any adjustment, the resultant Fixed Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Fixed Conversion Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Fixed Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Fixed Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustments shall be given to Bondholders in accordance with Condition 13 as soon as practicable after their determination.

(xvi)                         No Discount to Par Value: The Fixed Conversion Price may not be reduced so that, on conversion of the Bonds, Shares would fall to be issued at a discount to their nominal value or would require Shares to be issued in any other circumstances not permitted by applicable law.

(xvii)                      Selection of Investment Bank: If the Company fails to select an Independent Investment Bank when required for the purposes of this Condition 6, the Bondholders may by a bondholders’ resolution select such bank (as the case may require) at the expense of the Company.

(xviii)                   Post-Record Date Adjustments: If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution or grant as is mentioned in Conditions 6(c)(ii) to 6(c)(v) and 6(c)(ix), or any such issue as is mentioned in Conditions 6(c)(vi) and 6(c)(vii) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Condition 6(c), the Company shall (conditional on such adjustment becoming effective) procure that there be issued to the converting Bondholder or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment (more particularly referred to in the said Conditions above) to the Fixed Conversion Price had in fact been made and become effective immediately after the relevant record date. Such additional Shares will be allotted as at, and within one month after, the relevant Conversion Date or, if the adjustment results from the issue of Shares, the date of issue of Shares. Certificates for such Shares will be despatched within such period of one month.

(xix)                           No Upward Adjustments: No adjustment involving an increase in the Fixed Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 6(c)(i) above.

(d)            For the purposes of these Conditions:

“Closing Price” for the Shares for any Trading Day shall be the price published in the Daily Quotation Sheet published by the Stock Exchange for such day;

“Current Market Price” means, in respect of a Share at a particular date, the average of the Closing Prices for one Share (being a Share carrying full entitlement to dividend) for the five consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said five Trading Day period the Shares shall have been quoted ex-dividend and during some other part of that period the Shares shall have been quoted cum-dividend then:

(i)            if the Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share; or

(ii)           if the Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the Shares on each of the said five Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share;

“Distribution” means: any distribution of assets (whether in cash or in specie) by the Company for any financial period (whenever paid or made and however described) (and for these purposes a distribution of assets in specie includes without limitation an issue of Shares or other securities credited as fully or partly paid (other than Shares credited as fully paid to the extent an adjustment to the Fixed Conversion Price is made in respect thereof under Condition 6(c)(ii)(aa)) by way of capitalisation of reserves and including any Scrip Dividend to the extent of the Relevant Cash Dividend) unless

(aa)                            (and to the extent that)  it does not, when taken together with the aggregated of the Fair Market Value of any other distribution or dividend previously made or paid in respect of the same current or previously financial period, exceed five per cent. of the Closing Price on the date of announcement of the dividend or distribution; or

(bb)                          it comprises a purchase or redemption of Shares by or on behalf of the Company (or a purchase of Shares by or on behalf of a Subsidiary of the

                                                Company), where the weighted average price (before expenses) on any one day in respect of such purchases does not exceed the Current Market Price of the Shares as published in the Daily Quotation Sheet of the Stock Exchange by more than five per cent. either (1) on that date, or (2) where an announcement has been made of the intention to purchase Shares at some future date at a specified price, on the Trading Day immediately preceding the date of such announcement and, if in the case of either (1) or (2), the relevant day is not a Trading Day, the immediately preceding Trading Day.

In making any such calculation, such adjustments (if any) shall be made as the Company may consider appropriate to reflect:

(i)                                     any consolidation or subdivision of the Shares,

(ii)                                  issues of Shares by way of capitalisation of profits or reserves, or any like or similar event; or

(iii)                               the modification of any rights to dividends of Shares;

“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank, provided that:

(i)                                     the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend;

(ii)                                  where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such investment banks) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded;

“Independent Investment Bank” means an independent investment bank of international repute (acting as expert) selected by the Company;

“Relevant Cash Dividend” means any cash dividend specifically declared by the Company;

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Distribution (and for the avoidance of doubt to the extent that no adjustment is to be made under Condition 6(c)(iii) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or part thereof); and

“Trading Day” means a day when the Stock Exchange is open for dealing business, provided that if no Closing Price is reported for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not have existed when ascertaining any period of dealing days.

7              Covenants in Relation to the Conversion Right

(a)                     The Company hereby covenants with and undertakes to the Bondholders that, so long as any of the Bonds are outstanding, it will:

(i)                                             Availability of Shares: keep available, free from pre-emptive or other rights, out of its authorised but unissued Shares such number of Shares as would be required to be issued on conversion of all the Bonds from time to time remaining outstanding and to satisfy in full all other rights of conversion into or exchange or subscription for Shares and shall ensure that all Shares delivered on conversion of Bonds will be duly and validly issued as fully-paid and non-assessable;

(ii)                                          Limited Issues of Shares: not issue or pay up any securities, by way of capitalisation of profits or reserves unless, in any such case, it gives rise (or would, if the adjustment would be one per cent. or more of the Fixed Conversion Price then in effect, otherwise give rise) to an adjustment of the Fixed Conversion Price, provided that the Company may issue or pay up any security by way of capitalisation of profits or reserves (a) by the issue of fully paid Shares to the Shareholders and other persons entitled to them, (b) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued in lieu of a cash dividend or (c) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto, subject in each case to the provisions of Condition 6(c). For the avoidance of doubt, nothing in this Condition 7(a)(ii) shall prevent the issue of any equity share capital by the Company pursuant to an employee share scheme;

(iii)                                       Limited Modification of Rights: not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of ordinary share capital carrying any rights which are more favourable than the rights attaching to Shares but so that nothing in this Condition 7(a)(iii) shall prevent (a) the issue of equity share capital to employees (including directors) of the Company or any of its Subsidiaries or associated companies by virtue of their office or employment pursuant to an employee share scheme, (b) a consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa, (c) a modification to the rights attaching to the Shares which is not, in the opinion of an Independent Investment Bank, materially prejudicial to the interests of the Bondholders, (d) the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form to certificated form) or the amendment of the Articles of Association of the Company to enable title to securities of the Company (including Shares) to be evidenced and transferred without a written instrument or any other alteration to the Memorandum and Articles of Association of the Company made in connection with the matters described in this Condition 7(a)(iii) or which are supplemental or incidental to any of the foregoing (including amendments made to enable or facilitate procedures relating to such matters and amendments dealing with the rights and obligations of holders of securities (including Shares) dealt with under such procedures) or (e) any issue of equity share capital which results (or would, if the adjustment would be one per cent. or more of the Fixed Conversion Price then in effect, otherwise result) in an adjustment of the Fixed Conversion Price;

(iv)                                      Limited Grant of Rights: procure that no securities (whether issued by the Company or any of its Subsidiaries) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights at a consideration per Share which is less than the Current Market Price per Share at close of business on the Trading Day last preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, if the adjustment would be one per cent. or more of the Fixed Conversion Price then in effect, give rise) to an adjustment of the Fixed Conversion Price and that at no time shall there be in issue Shares of differing par values;

(v)                                         Restricted Action: not make any issue, grant or distribution or take any other action the effect of which would be to reduce the Fixed Conversion Price below the par value of the Shares;

(vi)                                      Directors’ Certificate: if an event happens as a result of which the Fixed Conversion Price may be adjusted pursuant to these Conditions, subject to Condition 6(c)(xii), as soon as practicable send the Bondholders a certificate signed by a director or authorised officer of the Company on behalf of the Company setting out particulars of the event, whether an adjustment to the Fixed Conversion Price falls to be made and, if so, the adjusted Fixed Conversion Price and the date on which such adjustment takes effect, whether an amount falls to be carried forward pursuant to Condition 6(c)(xv) and if so the amount to be carried forward and in any case setting out such other information as the Bondholders may reasonably require;

(vii)                                   Extend Offer: if an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate or associates of the offeror to acquire all or a majority of the issued equity share capital of the Company, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme and, where such an offer or scheme has been recommended by the Board of Directors of the Company or where such an offer has become or been declared unconditional in all respects, use its reasonable endeavours to procure that a like offer or scheme is extended to the Bondholders and the holders of any Shares issued during the period of the offer or scheme arising out of Conversion Rights;

(viii)                                No Reduction of Issued Share Capital: not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund (except, in each case, as permitted by law or by means of a purchase or reduction of the share capital of the Company permitted by Condition 6(c) or where the reduction has resulted in an adjustment to the Fixed Conversion Price under Condition 6(c));

(ix)                                        Closing of Register: unless so required by applicable law or regulation or in order to establish a dividend or other rights attaching to the Shares or entitlements of the Shareholders, not close its register of Shareholders or take any other action which prevents the transfer of its Shares generally and ensure that the Bonds may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Company) at all times while the register is closed or such other action is effective, nor take any action which prevents the conversion of the Bonds or the issue of Shares in respect of them;

(x)                                           Listing of Shares: use its best efforts to (a) maintain a listing for all the issued Shares on the Stock Exchange, (b) obtain and maintain a listing for all the Shares issued on exercise of the Conversion Rights attached to the Bonds on the Stock Exchange;

(xi)                                        Expenses: pay the expenses of the issue of, and all expenses of obtaining and maintaining a listing for, Shares arising on conversion of the Bonds.

For the above purposes, “equity share capital” means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.

(b)                              The forms of the Conversion Notice shall be submitted to, and be issued in a form set out in Schedule 2, Parts B and C of the Subscription Agreement. The Company shall from time to time make available sufficient numbers of such notices to the Bondholders.

8                             Representations and Warranties of the Bondholders in Relation to the Conversion Shares

The Bondholders hereby agree and acknowledge with, and represent and warrant to, the Company that:

(a)                            the Conversion Shares will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise pledged within the United States or to any United States person except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to,  registration requirements of the Securities Act;

(b)                           none of the Bondholders is a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act) and is acquiring the Conversion Shares in an offshore transaction in reliance on Regulation S under the Securities Act;

(c)                            the Bondholders will not, at any time during the period of 40 days after the date of issuance of the Conversion Shares, offer or sell any of the Conversion Shares to or for the benefit or account of a U.S. person (as defined in Rule 902 of Regulation S under the Securities Act);

(d)                             no action has been or shall be taken in any jurisdiction by any of the Bondholders that would permit a public offering of the Bonds or Conversion Shares in any country or jurisdiction where action for that purpose is required;

(e)                              each of the Bondholders will comply with all applicable laws and regulations in each jurisdiction in which it, directly or indirectly, subscribes, offers, sells or delivers the Bonds and the Conversion Shares; and

(f)                                the Bondholders will not, at any time after the date of issuance of the Conversion Shares, sell or otherwise transfer or dispose of any Conversion Shares as represents more than 2 per cent. of the share capital of the Company in any calendar quarter, except for any placing of Shares which is reported as a cross trade to the Stock Exchange.

9          Redemption and Purchase

(a)                               Maturity

Unless previously redeemed, converted or purchased and cancelled as herein provided, the Company will redeem all the outstanding Bonds at 104.26% of their principal amount on 5 July 2009 (the “Maturity Date”).

(b)                              Redemption for Delisting, Change of Control, etc

Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right at such holder’s option, to require the Company to redeem all or some only of that holder’s Bonds on the Relevant Event Redemption Date (as defined below) at their Early Redemption Amount. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the Designated Office a duly completed and signed notice of redemption (the “Relevant Event Redemption Notice”) together with the Certificate evidencing the Bonds to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which notice thereof is given to Bondholders by the Company in accordance with Condition 13. The “Relevant Event Redemption Date” shall be the 14th day after the expiry of such period of 60 days as referred to above.

A Relevant Event Redemption Notice, once delivered, shall be irrevocable and the Company shall redeem the Bonds the subject of Relevant Event Redemption Notices delivered as aforesaid on the Relevant Event Redemption Date.

The Company shall give notice to Bondholders in accordance with Condition 13 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition and shall give brief details of the Relevant Event.

For the purposes of these Conditions:

a “Ceasing of Business” occurs when the Company or its Principal Subsidiaries ceases or threatens to cease to carry on all or part of its business or operations (except in the case of Principal Subsidiaries, whereby the undertaking and assets of such Principal Subsidiaries are transferred to or otherwise vested in the Company or another of its subsidiaries) which could have a Material Effect;

a “Change of Control” occurs when China United Telecommunications Corporation ceases to Control the Company;

“Control” means the right to appoint and/or remove all or the majority of the members of the Company’s board of directors, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise;

“Early Redemption Amount” of a Bond, for each U.S.$1,000 principal amount of the Bonds, is determined so that it represents for the Bondholder a gross yield of 1.4 per cent. per annum, calculated on an annual basis.

The applicable Early Redemption Amount for each U.S.$1,000 principal amount of Bonds is calculated in accordance with the following formula, rounded (if necessary) to two decimal places with 0.005 being rounded upwards (provided that if the date fixed for redemption is the Annual Date (as set out below), such Early Redemption Amount shall be as set out in the table below in respect of such Annual Date):

Early Redemption Amount = Previous Redemption Amount x (1 + r) d/p

Previous Redemption Amount = the Early Redemption Amount for each US$1,000 principal amount of the Bonds on the Annual Date immediately preceding the date fixed for redemption as set out below (or if the Bonds are to be redeemed prior to 5 July 2007, US$1,000):

Annual Date	Previous Redemption Amount (U.S.$)
2007	1,014.00
2008	1,028.20

r =               1.4  per cent. expressed as a fraction.

d =              number of days from and including the immediately preceding Annual Date (or if the Bonds are to be redeemed on or before 5 July 2007, from and including the Closing Date) to, but excluding, the date fixed for redemption, calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

p =             360;

“Material Asset Transfer” occurs when the Company or any of its Principal Subsidiaries (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) sells, transfers, leases out, lends or otherwise disposes of (whether outright, by a sale-and-purchase or sale-and-leaseback arrangement, or otherwise, but excluding a transaction in the ordinary course of trading) (each a “Transfer”) any part of its assets to any other person (including (in the case of the Company) to any of its subsidiaries, but excluding (in the case of a subsidiary) to the Company or another subsidiary) which, either alone or when aggregated with all other Transfers required to be taken into account under this Condition, could have a Material Effect;

“Material Effect” means:

(i)                                              (in the case of the Company and its Principal Subsidiaries) any asset, business or undertaking (a) the value of which (aggregated if required) amounts to 15 per cent. or more of the consolidated gross assets of the Company and its subsidiaries as shown by the latest published audited consolidated balance sheet of the Company or (b) which (aggregated if required) contributes to 15 per cent. or more of the consolidated revenue of the Company and its subsidiaries as shown by the latest published audited consolidated income statement of the Company; or

(ii)                                           a material adverse effect on or material adverse change in:

(a)                                  the ability of the Company to perform and comply with its obligations under the Bonds; or

(b)                                 the validity, legality or enforceability of, or the rights or remedies of the Company under, the Bonds.

a “Relevant Event” occurs when:

(i)                                     the Shares cease to be listed or admitted to trading on the Stock Exchange; or

(ii)                                there is a Change of Control; or

(iii)                             there is a Material Asset Transfer; or

(iv)                           there is a Ceasing of Business; or

(v)                              it is or will become unlawful for the Company to perform or comply with any one or more of its obligations under any of the Bonds; or

(vi)                           the obligations of the Company under the Bonds are or become unenforceable.

(c)                               Put Option

On 5 July 2008 (the “Put Option Date”), each Bondholder will have the right at such holder’s option, to require the Company to redeem all or some only of the Bonds of such holder on the Put Option Date at 102.82 per cent. of their principal amount. To exercise such right, the holder of the relevant Bond must deliver its notice of redemption (“Put Exercise Notice”) together with the Certificate evidencing the Bonds to be redeemed not later than 40 days prior to the Put Option Date.

A Put Exercise Notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Company consents to such withdrawal) and the Company shall redeem the Bonds the subject of Put Exercise Notices delivered as aforesaid on the Put Option Date.

(d)                              Cancellation

All Bonds which are redeemed or converted will forthwith be cancelled by the Company and may not be reissued or resold.

10       Prescription

Claims in respect of principal will become void unless made within the period of 10 years from the due date for the payment thereof.

11       Events of Default

If any of the following events (each, an “Event of Default”) occurs:

(a)                               there is default by the Company in the payment of the principal in respect of the Bonds or any of them when and as the same ought to be paid and such default is not remedied by the Company within five business days; or

(b)                              there is default by the Company in (i) its obligation to deliver Shares as and when the Shares are required to be delivered following conversion of the Bonds, or (ii) the performance or observance of any covenant, condition, provision or obligation contained in the Bonds and on its part to be performed or observed (other than the covenant to pay the principal in respect of any of the Bonds) and such default continues for the period of, in the case of (i) five business days and in the case of (ii) 30 days next following the service by any Bondholder on the Company of notice requiring the same to be remedied; or

(c)                               any other bonds, debentures, notes or other instruments of indebtedness or any other loan indebtedness having an aggregate outstanding amount of at least U.S.$15,000,000 or the equivalent in any other currency or currencies (hereinafter collectively called “Indebtedness”) of the Company or any Principal Subsidiaries is declared or capable of being declared to be prematurely repayable following a default in respect of the terms thereof which shall not have been remedied, or steps are taken to enforce any security therefor, or the Company or any Principal Subsidiaries defaults in the repayment of any such Indebtedness at the maturity thereof or at the expiration of any applicable grace period therefor or any guarantee of or indemnity in respect of any Indebtedness of others having an aggregate outstanding amount of at least U.S.$15,000,000 given by the Company or any Principal Subsidiaries shall not be honoured when due and called upon; or

(d)                              a resolution is passed or an order of a court of competent jurisdiction is made that the Company or any Principal Subsidiaries be wound up or dissolved otherwise than for the purposes of or pursuant to a consolidation, amalgamation, merger, reconstruction or reorganisation the terms of which have previously been approved in writing by Bondholders holding 51 per cent. of the outstanding principal amount of Bonds or which is approved by the shareholders of the Company or any Principal Subsidiaries, as the case may be, and upon which the continuing corporation effectively assumes the entire obligations of the Company or any Principal Subsidiaries, as the case may be, under the Bonds; or

(e)                               an encumbrancer takes possession or a receiver is appointed of the whole or a material part of the assets or undertaking of the Company or any Principal Subsidiaries; or

(f)                                 (i) the Company or any Principal Subsidiaries without any lawful cause stops payment (within the meaning of any applicable bankruptcy law) or is unable to pay its debts as and when they fall due or (ii) the Company or any Principal Subsidiaries (otherwise than for the purposes of such a consolidation, amalgamation, merger, reconstruction or reorganisation as is referred to in paragraph (d) or (e) above) ceases or through an official action of the Board of Directors of the Company or any Principal Subsidiaries threatens to cease to carry on business; or

(g)                              proceedings shall have been initiated against the Company or any Principal Subsidiaries under any applicable bankruptcy, reorganisation or insolvency law and such proceedings have not been discharged or stayed within a period of 30 days; or

(h)                              the Company or any Principal Subsidiaries shall initiate or consent to proceedings seeking with respect to itself adjudication of bankruptcy or a decree of commencement of composition or reorganisation or other similar procedures or the appointment of an administrator or other similar official under any applicable bankruptcy, reorganisation or insolvency law or make a general assignment for the benefit of, or enter into any composition with, its creditors; or

(i)                                  a distress, execution or seizure before judgment is levied or enforced upon or sued out against a part of the property of the Company or any Principal Subsidiaries, which is material in its effect upon the operations of either the Company or any Principal Subsidiaries and is not discharged within 30 days thereof; or

(j)                                  any event occurs which under the law of any relevant jurisdiction has an analogous effect to any of the events, referred to in any of the foregoing paragraphs.

then any Bondholder may, by notice in writing given to the Company at the Designated Office by the holder, declare the relevant Bond immediately due and payable, whereupon such Bond shall become immediately due and payable without further formality at the Early Redemption Amount.

12       Replacement of Certificates

Should any Certificate be lost, stolen, destroyed, mutilated or defaced, it may be replaced by the Company, upon payment by the claimant of the expenses incurred in connection therewith and on such terms as to evidence and indemnity (which shall require, inter alia, that, if the allegedly lost, stolen or destroyed Certificate is subsequently deposited for conversion into Shares, or if such Certificate is subsequently surrendered for redemption or is subsequently repurchased by the Company, there shall be paid to the Company on demand the principal amount of such Bonds represented by such Certificate) as the Company may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

13       Notices

(a)                                     All notices to the Bondholders will be valid if sent to them by express courier or by facsimile at their respective addresses or facsimile numbers (as appropriate) in the Company’s Register. Such notices shall be deemed to have been given to Bondholders in the case of express courier, at the time of delivery, and in the case of facsimile, at the time of despatch (provided that the Company retains a mechanical or electronically generated confirmation of the successful transmission of such facsimile). The Company shall give notice to Bondholders in accordance with this Condition 13 of any change in the Designated Office.

(b)                                    Every Bondholder shall register with the Company an address in Hong Kong and facsimile number to which notices can be sent and if any Bondholder shall fail to do so, notice may be given to such Bondholder by sending the same in any of the manners hereinbefore mentioned to its last known place of business or facsimile number or, if there be none, by posting up the same for three days at the Designated Office for the time being of the Company.

14       Modification and Waiver

Any modification by the Company of the Bonds (including these Conditions) or any waiver or authorisation of any breach or proposed breach by the Company of the Bonds requires the written approval of holders of 51 per cent. of the aggregate principal amount of Bonds then outstanding.

15     Currency Indemnity

(a)                        Currency of Account and Payment: US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Company under or in connection with the Bonds, including damages.

(b)                       Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise), by any Bondholder in respect of any sum expressed to be due to it from the Company will only discharge the Company to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(c)                        Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds, the Company will indemnify it against any loss sustained by it as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchase.

(d)                       Indemnity separate: The indemnities in this Condition 15 constitute separate and independent obligations from the other obligations under the Bonds, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due the Bonds or any other judgment or order.

16       Governing Law

The Bonds are governed by, and shall be construed in accordance with Hong Kong law.

17       Submission to Jurisdiction

In relation to any legal action or proceedings arising out of or in connection with the Bonds (“Proceedings”), the Company irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong and waives any objection to Proceedings in such courts whether on the grounds that the Proceedings have been brought in an inconvenient forum or otherwise. This submission is made for the benefit of the Bondholders and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any court of competent jurisdiction preclude any of them from taking Proceedings in any other court of competent jurisdiction (whether concurrently or not). Nothing in these presents shall affect the right to serve process in any other manner permitted by law.

SCHEDULE 2
PART A
CONVERSION MECHANICS

Terms used herein are as defined in the terms and conditions of the Bonds (the “Conditions”). This schedule is subject to the more detailed provisions of the Conditions.

Action		Timing(1)	Responsibility
1.	Bondholder exercises Conversion Right by sending a facsimile to the Designated Office in Hong Kong of a completed short form Conversion Notice	Conversion Date(2)	Bondholder

2.	Company to acknowledge receipt of short form Conversion Notice by sending a facsimile to sender of short form Conversion Notice	By 4:30 p.m. on the business day following the Conversion Date	Company

3.	Long form Conversion Notice and relevant Bond Certificates delivered to Designated Office	By 4:30 p.m. on the business day following the Conversion Date	Bondholder

4.	Company to deliver the allotment advice or instructions to issue the Conversion Shares to its share registrars and transfer agent in Hong Kong	By 4:30 p.m. on the business day following the Delivery Date	Company

5.	Company to deliver or cause to be delivered certificate for Shares or Central Clearing of Settlement System Account Credit instructions	By 4:30 p.m. within ten business days following the Delivery Date	Company/ Share Transfer Agent

(1)                                  All times stated are Hong Kong time.

(2)                                  If the Conversion Notice is received after 4:30 p.m. the Conversion Notice is deemed to be received on the next succeeding Business Day.

PART B
FORM OF LONG FORM CONVERSION NOTICE

CHINA UNICOM LIMITED

U.S.$1,000,000,000 Zero Coupon Convertible Bonds due 2009

CONVERSION NOTICE

(To be completed in duplicate)

(Please read the notes overleaf before completing this Notice.)

Name:…...........................................................….

Date:..........................................................………

Address:............................................................…

Signature:..........................................................…

To: China Unicom Limited (the “Company”)

I/We, by or on behalf of the holder or beneficial owner of the Bonds (the “Bonds”) specified below, hereby elect to convert such Bonds into ordinary shares of the Company (the “Shares”) in accordance with Condition 6 of the terms and conditions of the Bonds.

1.         Total principal amount and certificate numbers of Bonds to be converted:

Total principal amount(3):........................................................................................……..

Total number of Bonds:.............................................................................……………

Certificate numbers of Bonds:...........................................................................………

N.B.                   If necessary, the certificate numbers of Bonds attached need not be in consecutive serial number.

2.         Total number of Shares to be exchanged:

Principal of Bonds delivered x Exchange Rate ÷ Fixed Conversion Price =

(3)                                  This must be, in respect of each exercise, an U.S.$50,000,000 and an integral multiple of U.S.1,000 thereafter (if applicable) unless it is an exercise by a Bondholder in respect of its entire holding.

3.                               Name(s), address(es) and signature(s) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:-

Name:..............................................................................

Address:......................................................................….

.........................................................................................

.........................................................................................

Signature:.........................................................................

4.                               (A)     the relevant number of Shares be issued in the name(s) of the person(s) whose name(s) stand(s) on the Register as the Bondholder(s) represented by this Certificate and the certificate for such Shares be delivered to the address of the following participant of the Central Clearing and Settlement System (“CCASS”) operated by the Hong Kong Securities Clearing Company Limited:

                                                   Participation I.D. of the designated CCASS participant;

                                                   CCASS participant’s contact person;

                                                   CCASS participant’s contact telephone number and fax number;

                                                   CCASS participant’s address for delivery of share certificates

                                        OR

                                        (B)      I/We hereby request that the certificates for the Shares (or other securities) required to be delivered upon conversion be despatched (at my/our risk and expense) to the person whose name and address is given below and in the manner specified below:

Name:..............................................................................

Address:......................................................................….

.........................................................................................

.........................................................................................

Manner of despatch (if other
than by ordinary mail):....................................................

5.                               I/We hereby request that any cash amount (or property) required to be delivered upon conversion be despatched (at my/our risk and expense) to the person whose name and address is given below and in the manner specified below:

Name:.............................................................................

Address:.........................................................................

.......................................................................................

.......................................................................................

U.S. Dollar bank account details:……………………..

…………………………………………………………

…………………………………………………………

6.                               The Certificates representing the Bonds converted hereby accompany this Conversion Notice.

7.                               I/We hereby declare that all approvals, consents and authorisations (if any) required by the laws of to which I am / we are subject and to be obtained by me/us prior to the said conversion have been obtained and are in full force and effect and that any applicable condition thereto has been complied with by me/us.

8.                               The Company has notified the Bondholders that the Company’s register of shareholders will be closed on the following dates:

.......................................................................................

.......................................................................................

Notes:

(i)                             This Conversion Notice will be void unless the introductory details, Sections 1, 2, 3 and (if applicable) 4 are completed.

(ii)                          Your attention is drawn to Condition 6(b)(i) of the Bonds with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively eligible for conversion.

(iii)                       Despatch of share certificates or other securities or property will be made at the risk and expense of the converting Bondholder and the converting Bondholder will be required to prepay the expenses of, and submit any necessary documents required in order to effect, despatch in the manner specified.

(iv)                      If an adjustment contemplated by the terms and conditions of the Bonds is required in respect of a conversion of Bonds where additional Shares are to be issued, certificates for the additional Shares deliverable pursuant to such adjustment (together with any other securities, property or cash) will be delivered or despatched in the same manner as the Shares, other securities, property and cash previously issued pursuant to the relevant Conversion Notice.

.............................

For Company’s use only:-

1                                          (A) Bonds conversion identification reference:..........………..........

(B) Conversion Date:......................................................………………...

(C) Delivery Date: ......................................................………………...

2                                          (A) Aggregate principal amount of Bonds in respect of which Certificates have been deposited for conversion:........................................................................

(B) Conversion Price on Conversion Date:...................……………….....

(C) Number of Shares issuable:..............................………………...........
(disregard fractions)

3                                          (If applicable) amount of cash payment due to converting Bondholder under
Condition 6(b)(ii):………………………………………………………………………….

Note: The Company must complete items 1, 2 and (if applicable) 3.

PART C
FORM OF SHORT FORM CONVERSION NOTICE

CHINA UNICOM LIMITED

U.S.$1,000,000,000 Zero Coupon Convertible Bonds due 2009

CONVERSION NOTICE
(To be sent by facsimile only)

Name:...................................................................

Date:..........................................................……..

Address:..............................................................

To: China Unicom Limited (the “Company”)

I/We, by or on behalf of the holder or beneficial owner of the Bonds (the “Bonds”) specified below, hereby elect to convert such Bonds into ordinary shares of the Company (the “Shares”) in accordance with Condition 6 of the terms and conditions of the Bonds.

Total principal amount:	(A)

Total number of Bonds:	(B)

Certificate numbers of Bonds:	(C)

Total number of Shares to be issued:	(D)

Name of the person in whose name the Shares required to be delivered on conversion are to be registered:	(E)

CCASS Settlement or Name and address of the custodian in Hong Kong to whom certificates for Shares and any cash amount shall be delivered:	(F)

Regards,

________________________________________________

Signatures